Exhibit 99.7

Unaudited Pro Forma Consolidated Combined Financial Statements

The Unaudited Pro Forma Consolidated Combined Financial Statements, (the “pro forma financial statements”) combine the historical consolidated financial statements of NRG Yield, Inc., or the Company, and the financial statements of the entities that were acquired by the Company to illustrate the potential effect of the acquisition. The Company acquired Laredo Ridge Wind, LLC, WCEP Holdings, LLC and its subsidiaries and Tapestry Wind, LLC and its subsidiaries, or the Drop-Down Assets, from NRG Energy, Inc., or NRG, on January 2, 2015.  The pro forma financial statements are based on, and should be read in conjunction with, the:

• accompanying notes to the Unaudited Pro Forma Consolidated Combined Financial Statements;

• consolidated financial statements of the Company for the year ended December 31, 2013 and for the nine  months ended September 30, 2014 and the notes relating thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014; and

• financial statements of Laredo Ridge Wind, LLC, WCEP Holdings, LLC and its subsidiaries and Tapestry Wind, LLC and its subsidiaries for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and the notes relating thereto included within Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of the Drop-Down Assets, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Consolidated Combined Statements of Operations or the pro forma statement of operations, for the year ended December 31, 2013 and for the nine months ended September 30, 2014, give effect to the acquisition as if it occurred on January 1, 2013. The Unaudited Pro Forma Consolidated Combined Balance Sheet, or the pro forma balance sheet, as of September 30, 2014, gives effect to the acquisition as if it occurred on September 30, 2014.

The Drop-Down Assets were acquired by NRG on April 1, 2014 and NRG applied the acquisition method of accounting under U.S. GAAP and the regulations of the U.S. Securities and Exchange Commission, and recorded the acquired assets and liabilities at fair market value on the date of the acquisition.  As the Drop-Down Assets and the Company are under common control, the Drop-Down Assets were transferred to the Company at historical carrying value. For periods in the pro forma financial statements prior to April 1, 2014, adjustments were made to reflect the accounting for NRG’s acquisition of the Drop-Down Assets as if it occurred on January 1, 2013.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the acquisition of the Drop-Down Assets been completed on the dates indicated.  The Company could incur significant costs to integrate the businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.  In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Unaudited Pro Forma Consolidated Combined Income Statement

Nine Months Ended September 30, 2014

	NRG Yield, Inc. Historical	WCEP Holdings, LLC and subsidiaries	Tapestry Wind, LLC and subsidiaries	Laredo Ridge Wind, LLC	Combined Drop- Down Assets	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating Revenues
Total operating revenues	435	51	30	11	92	(5	)(a)	522

Operating Costs and Expenses
Cost of operations	157	15	7	3	25	—		182
Depreciation and amortization	94	14	12	5	31	3	(b)	128
General and administrative - affiliate	7	—	—	—	—	—		7
Acquisition-related ransaction and integration costs	2	—	—	—	—	—		2
Total operating costs and expenses	260	29	19	8	56	3		319

Operating Income	175	22	11	3	36	(8)		203

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	26	—	—	—	—	—		26
Other income, net	2	—	—	—	—	—		2
Interest expense	(97)	(14)	(6)	(2)	(22)	(4	)(c)	(123)
Total other expense	(69)	(14)	(6)	(2)	(22)	(4)		(95)

Income Before Income Taxes	106	8	5	1	14	(12)		108

Income tax expense	15	—	—	—	—	1	(d)	16
Net Income	91	8	5	1	14	(13)		92

Less: Pre-acquisition net income of acquired ROFO Assets	17							17
Net Income Excluding Pre-acquisition Net Income of Acquired ROFO Assets	74							75

Less: Net income attributable to noncontrolling interest	58	—	—	—	—	1	(e)	59
Net Income Attributable to NRG Yield, Inc.	16	8	5	1	14	(14)		16

Earnings per share attributable to Class A common stockholders
Basic weighted average number of Class A common shares outstanding	25					—		25
Basic earnings per Class A common share	$0.62							$0.62
Diluted weighted average number of Class A common shares outstanding	25							25
Diluted earnings per Class A common share	$0.62							$0.62

Unaudited Pro Forma Consolidated Combined Income Statement

Year Ended December 31, 2013

	NRG Yield, Inc. Historical(f)	WCEP Holdings, LLC and subsidiaries	Tapestry Wind, LLC and subsidiaries	Laredo Ridge Wind, LLC	Combined Drop- Down Assets	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating Revenues
Total operating revenues	379	89	46	19	154	(20	)(a)	513

Operating Costs and Expenses
Cost of operations	144	18	9	3	30	—		174
Depreciation and amortization	61	14	23	10	47	(2	)(b)	106
General and administrative - affiliate	7	—	—	—	—	—		7
Total operating costs and expenses	212	32	32	13	77	(2)		287

Operating Income	167	57	14	6	77	(18)		226

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	22	—	—	—	—	—		22
Other income, net	3	—	—	—	—	—		3
Interest expense	(52)	(23)	(11)	(5)	(39)	(5	)(c)	(96)
Total other expense	(27)	(23)	(11)	(5)	(39)	(5)		(71)

Income Before Income Taxes	140	34	3	1	38	(23)		155

Income tax expense	8	—	—	—	—	2	(d)	10
Net Income	132	34	3	1	38	(25)		145

Less: Pre-acquisition net income of acquired ROFO Assets	23							23

Net Income Excluding Pre-acquisition Net Income of Acquired ROFO Assets	109							122

Less: Predecessor income prior to initial public offering on July 22, 2013	54							54

Net Income Subsequent to Initial Public Offering	55				38	(25)		68

Less: Net income attributable to noncontrolling interest	42				—	10	(e)	52
Net Income Attributable to NRG Yield, Inc.	13				38	(35)		16

Earnings per share attributable to Class A common stockholders
Basic weighted average number of Class A common shares outstanding	23							23
Basic earnings per Class A common share	$0.57							$0.69
Diluted weighted average number of Class A common shares outstanding	23							23
Diluted earnings per Class A common share	$0.57							$0.69

Unaudited Pro Forma Consolidated Combined Balance Sheet

As of September 30, 2014

	NRG Yield, Inc. Historical	WCEP Holdings, LLC and subsidiaries	Tapestry Wind, LLC and subsidiaries	Laredo Ridge Wind, LLC	Combined Drop- Down Assets	Pro Forma Adjustments		Pro Forma Combined
ASSETS (in millions)

Current Assets
Cash and cash equivalents	$372	13	6	1	$20	$(270	)(g)	$122
Restricted cash	54	22	—	—	22	—		76
Accounts receivable - trade, net	80	22	2	1	25	—		105
Accounts receivable - affiliate	4	—	—	—	—	—		4
Inventory	17	3	6	1	10	—		27
Notes receivable	6	—	—	—	—	—		6
Prepayments and other current assets	22	—	1	1	2	—		24
Total current assets	555	60	15	4	79	(270)		364

Property, Plant and Equipment
Total property, plant & equipment	3,542	525	280	116	921	—		4,463
Less accumulated depreciation	(266)	(9)	(7)	(3)	(19)	—		(285)
Property, plant and equipment, net of accumulated depreciation	3,276	516	273	113	902	—		4,178

Other Assets
Equity investments in affiliates	230	—	—	—	—	—		230
Notes receivable	17	—	—	—	—	—		17
Intangible assets, net of accumulated amortization	1,517	170	66	53	289	—		1,806
Derivative instruments	7	—	3	—	3	—		10
Deferred income taxes	204	—	—	—	—	—		204
Other non-current assets	93	—	—	—	—	—		93
						—
Total other assets	2,068	170	69	53	292	—		2,360

Total Assets	$5,899	$746	$357	$170	$1,273	$(270)		$6,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of long-term debt and capital leases	$157	$37	$11	$3	$51	$—		$208
Accounts payable	15	—	1	—	1	—		16
Payable to affiliates	48	1	—	—	1	—		49
Derivative instruments valuation	30	13	3	2	18	—		48
Accrued expenses and other current liabilities	52	5	1	1	7	—		59
Total current liabilities	302	56	16	6	78	—		380

Other Liabilities
Long-term debt and capital leases	3,926	406	184	64	654	210	(h)	4,790
Out of market contracts	5	—	—	—	—	—		5
Derivative instruments	23	16	—	2	18	—		41
Other non current liabilities	29	32	1	—	33	—		62
Total non-current liabilities	3,983	454	185	66	705	210		4,898

Total Liabilities	4,285	510	201	72	783	210		5,278

Stockholders’ Equity
Additional paid-in capital	1,336	238	160	99	497	(497	)(i)	1,336
Retained earnings (accumulated deficit)	5	3	—	(1)	2	(2	)(i)	5
Accumulated other comprehensive loss	(6)	(5)	(4)	—	(9)	—		(15)
Noncontrolling interest	279	—	—	—	—	19	(i)	298
Total Stockholders’ Equity	1,614	236	156	98	490	(480)		1,624
						—
Total Liabilities and Stockholders’ Equity	$5,899	$746	$357	$170	$1,273	$(270)		$6,902

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

(a)                              Represents the amortization of the value of the power purchase agreements that were recorded in connection with NRG’s accounting for the acquisition of the Drop-Down Assets.  Also represents the removal of grant revenue for all pre-acquisition periods to conform the previous policy for recording the receipt of cash grants as deferred revenue to NRG’s policy of reducing the value of the related property, plant and equipment.

(b)                              Represents the estimated change in net depreciation expense resulting from fair value adjustments to the acquired property, plant and equipment in connection with NRG’s accounting for the acquisition of the Drop-Down Assets.  The estimated useful lives of the property, plant and equipment range from 18 to 23 years.

(c)                               Reflects the estimated increase in interest expense for borrowings necessary to fund the purchase price of the acquisition. To fund the purchase price of the acquisition, in January 2015, the Company borrowed approximately $210 million of its revolving credit facility. The facility bears interest at a rate of 1-month LIBOR plus 2.25%.

(d)                              Represents the adjustment to record the tax effect of the reduction in revenue, change in depreciation expense and increase in interest expense, calculated utilizing the Company’s estimated combined statutory federal and state tax rate of 40.0%.

(e)                               Represents the adjustment to record noncontrolling interest associated with the results of the Drop-Down Assets in Yield Inc.’s results.

(f)                                The Company acquired the TA High Desert, RE Kansas South, and El Segundo projects, or the Acquired ROFO Assets, on June 30, 2014.  The acquisition was accounted for as a transfer of entities under common control. Accordingly, the consolidated statement of operations for the year ended December 31, 2013 was retrospectively recast to include the results of these assets as if the transfer had taken place on January 1, 2013. Net income for the Acquired ROFO Assets is not included in the net income attributable to NRG Yield, Inc.

(g)                               Represents cash utilized to fund the purchase price of the Drop-Down Assets.

(h)                              Represents the additional borrowings necessary to fund the purchase price of the acquisition.  To fund the purchase price of the acquisition, in January 2015, the Company borrowed approximately $210 million of its revolving credit facility.

(i)                                  Represents the adjustment to reclassify the equity of the Drop-Down Assets to non-controlling interest. The acquisition represents a transfer of interests under common control and the equity was transferred at carrying value with no gain or loss recorded.